Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

DeFi Development Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share	(1)	Other	1,115,193	$15.81	$17,631,201.33	0.0001531	$2,699.34
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share	(2)	Other	1,266,279	3.63	4,596,592.77	0.0001531	703.74
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share	(3)	Other	103,544	$4.18	$432,813.92	0.0001531	$66.26

Total Offering Amounts:							$22,660,608.02		3,469.34
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$3,469.34

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may become issuable upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

Estimated solely for the purpose of calculating the registration fee according to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high ($16.30) and low ($15.31) prices of the registrant’s common stock reported on the Nasdaq Capital Market on August 26, 2025, which is within five business days prior to filing this registration statement. Represents shares reserved for issuance pursuant to future awards under the DeFi Development Corp (formerly Janover Inc.) 2023 Equity Incentive Plan (the “2023 Plan”).

(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may become issuable upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

Estimated solely for the purpose of calculating the registration fee according to Rule 457(h) under the Securities Act based on the exercise price of the outstanding options. Represents shares underlying certain outstanding stock options previously granted under the 2023 Plan.

(3)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may become issuable upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

Estimated solely for the purpose of calculating the registration fee according to Rule 457(h) under the Securities Act based on the exercise price of the outstanding options. Represents shares underlying certain outstanding stock options previously granted under the DeFi Development Corp. (formerly Janover Inc.) 2021 Equity Incentive Plan.